EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated January 31, 2003 relating to the consolidated financial statements of First SecurityFed Financial, Inc. (the “Company”) as of December 31, 2002 and for the year then ended and included in the Company’s Annual Report on Form 10-K, in the Registration Statement on Form S-8 (File No. 333-100483) filed by the Company with the Securities and Exchange Commission on October 10, 2002.

Crowe, Chizek and Company LLP

Oak Brook, Illinois

March 31, 2003